Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED.
Confidential portions of this document have been redacted and have been separately filed with the Commission.

INVESTMENT ADVISORY AGREEMENT AND DISCRETIONARY TRADING AUTHORIZATION
BETWEEN WELTON INVESTMENT CORPORATION AND ADF TRADING COMPANY I, LLC
DATED DECEMBER 1, 2008

THIS AGREEMENT FOR ADVISORY SERVICES is made and entered into this 1st day of December, 2008, between WELTON INVESTMENT CORPORATION, hereinafter referred to as the “Advisor,” and ADF Trading Company I, LLC , hereinafter referred to as the “Client.”  IT IS MUTUALLY AGREED:

1)	This agreement is for the GLOBAL DIRECTIONAL PORTFOLIO as described in the Welton Global Directional Portfolio Account Document (“Account Document”).

2)
The Client acknowledges that the nominal trading size shall be [*] and the amount of [*] shall be initially deposited with UBS, the Clearing Broker, or legally committed through a Letter of Commitment. If the account is to be partially-funded, the difference between the nominal trading size and the actual funds committed to the account shall be [*] in notional funds. The initial deposit, all subsequent deposits to and withdrawals from the account, and all transactions effected in the account shall be subject to this agreement. If the Client owns more than one account that is managed by the Advisor, each such account shall be subject to this agreement.

3)
The account’s level of trading, risk, and management fees, if any, will be based on total Account Equity. Account Equity shall be defined as the account’s total assets less total liabilities and includes any realized profits, losses, or income from investment activity, and will include the sum of all cash, U.S. Treasury bills, if any, at their cost, other interest-bearing obligations, if any, at their cost, the capital committed and/or promised but not actually deposited in the Client’s account, and the current market value of all open positions less brokerage commissions and transaction fees that would be payable with respect to the closing of all open positions.

4)
The Client authorizes the Advisor in accordance with the investment program as described in the Account Document to cause, in the Advisor’s complete discretion without prior consultation and notice to the Client, domestic and foreign futures and options contracts transactions, and/or cash currencies (foreign exchange) to be bought, sold, or spread, and to buy and sell obligations of, or guaranteed by, the United States for the account and sole risk of the Client. The Client appoints the Advisor as its exclusive attorney-in-fact for such purpose, with full power and authority to act for the Client and on the Client’s behalf in directing such trading and taking any other actions necessary or appropriate to carry out such authority, except that the Advisor shall not have any authority to withdraw any funds, securities or other property from the account except as specifically authorized by the Client for the payment of advisory fees from the account when due. The Client will not trade this account and will not authorize any other party to trade this account.

5)
The Advisor shall have full authority to transmit orders directly to the Clearing Broker or to an Executing Broker of the Advisor’s choice and at the Advisor’s discretion, and the Clearing Broker or Executing Broker is authorized to accept and execute all such orders. The Client authorizes the Advisor, in the Advisor’s discretion, to place orders for the Client’s account with one or more brokers (Executing Broker) other than the Clearing Broker and to use the Exchange for Physical (EFP) mechanism when it is deemed by the Advisor to be advantageous. The Client hereby appoints the Advisor as its attorney-in-fact to execute on the Client’s behalf the Uniform Brokerage Service Execution (Give-Up) Agreement or any other give-up agreement that the Advisor, in its discretion, determines to be substantially similar. The Client acknowledges that the Clearing Broker will bill him for reasonable and customary “give-up” fees charged by the Executing Broker. This power-of-attorney is a continuing power and shall remain in full force and effect until terminated by the Client in writing pursuant to Section 10 hereof, but any such termination shall not effect any transaction initiated prior to the receipt of such notice of termination.

____________________
* Confidential material redacted and filed separately with the Commission.

Exhibit 10.1

6)
The Advisor shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Client in any capacity other than as set forth herein.

7)
The Advisor will manage the account pursuant to its trading and portfolio management strategies, as selected by the Client and as described in its Account Document and as may be modified from time to time.

8)
The Client represents and warrants to the Advisor that the Client is of legal age to be bound by this contract; that the funds are invested for speculation and that the amount of his investment in initial account equity does not constitute funds required for daily living or business expenses; that the Client has knowledge and experience in financial and business matters and is aware of the various risks involved in futures, options and foreign exchange trading, including the possibility of a loss of a portion or in excess of his investment; that the Advisor cannot give any assurances as to the potential extent of the Client’s loss, and that the Client is able to assume the risks of such an investment; that the account will be for the Client’s interest only; that this Agreement may be terminated at any time pursuant to Section 10 hereof; that the Client has received, read, and understands the Advisor’s Account Document; that he, and not the Advisor, is responsible for all margin deposits, brokerage commissions, and other costs and expenses charged by the Clearing Broker and/or Executing Broker; that the Client understands that neither the Advisor nor anyone else can guarantee that the account will be profitable; that the Client has entered into this Agreement solely on the basis of information in the Account Document and has not relied on any representations of the Clearing Broker or other person not appearing in the Account Document; that to the extent the Client is utilizing “Notional Funds,” the Client understands the ramifications thereof, including the effects on trading leverage and management fees to be paid.

9)
The Advisor and its principals, employees and agents shall not be liable to the Client for any actions of the Advisor if the Advisor acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Client and if such actions did not constitute gross negligence or willful misconduct.

The Client will indemnify, hold harmless and defend the Advisor and its principals, employees and agents from and against any liability, loss, cost or expense (including attorneys’, accountants’ and auditors’ fees) to which any of them may become subject: in acting in accordance with or in enforcing this agreement; in connection with any transaction for the Client’s account; as a result of any failure of the Client to pay any fees due to the Advisor or the Advisor’s investigating or defending any liability, loss, cost or expense covered by this indemnity.

10)
This Agreement is a continuing one and shall remain in effect until terminated, except that the Agreement shall automatically terminate upon written notice to Advisor of the death, legal disability or bankruptcy of the Client. Notice in such instance shall be deemed given on the close of business on the day such notice is actually received by the Advisor. Either party may otherwise terminate this Agreement by giving the other party two business days prior written notice.

As soon as practical following receipt or delivery (as the case may be) of a written notice of intent to terminate this Agreement, the Advisor shall close any open positions in the Client’s account. If the Agreement is terminated before the end of the fee period, the termination date shall be deemed the end of the fee period for purposes of the performance fee determination, if any, and payment to the Advisor. Management fees, if any, will be prorated by the number of days the Agreement remains in force during the fee period. The provisions of liability, indemnity and the payment of fees under this Agreement shall survive termination.

Exhibit 10.1

11)
The Client may, consistent with requirements of the Clearing Broker and applicable futures exchanges and subject to the terms of this Agreement, add to or withdraw from the cash balance of the account at anytime provided, however, that written notice is provided to the Advisor prior to effecting the addition or withdrawal. The Client recognizes that the potential profitability of the account depends upon consistent investment of capital and that reduction of the Account Equity could materially and adversely affect the diversification among markets traded in the account and the potential profitability of the account. The Client also recognizes that the Advisor will attempt to liquidate open positions, if necessary, in a prudent manner in order to fund withdrawals and that payment may be delayed while the Advisor attempts to effect such liquidations.

12)
In consideration and compensation for all services to be rendered by the Advisor, the Client agrees to pay from the assets in the account fees equal to a monthly management fee of [*] of Account Equity and a quarterly performance fee of [*] of New Net Trading Profits.

An account will be considered open on the date the first trade is executed under the Advisor's direction. Fiscal quarters shall be defined as successive three month periods beginning with the first day of the month in which the account opens and ending on the last day of the third month.

Management fees will be due on the first business day after the end of each month. The monthly management fee shall be calculated as the product of the Account Equity, as defined in Section 3, at the end of the month, weighted for any additions and withdrawals during the month, and the monthly management fee rate. If additions or withdrawals are made prior to the end of the month, the Account Equity will be adjusted by the amount added or withdrawn, weighted by the number of days in the month such funds were present or absent respectively. If the account is closed prior to the end of the month, any management fee will be calculated as if the termination date was the last day of the month.

The performance fee is equal to the applicable percentage of New Net Trading Profits at the time the fee is due. Performance fees, if any, will be due on the first business day after the end of each fiscal quarter. If the account is closed prior to the end of the fiscal quarter, performance fees will be calculated as if the termination date was the last day of the fiscal quarter. In the event of account losses followed by profits, the Advisor will not earn a performance fee until subsequent New Net Trading Profits are earned.

New Net Trading Profits shall be defined as the sum of i) the net of any profits or losses realized by all trades closed out during the fiscal quarter, and ii) the net of any unrealized profits and losses on open positions as of the end of the fiscal quarter, minus, iii) the net of any unrealized profits and losses on open positions as of the end of the preceding fiscal quarter, iv) all brokerage commissions and charges, and management fees paid during the fiscal quarter, v) cumulative net realized losses, if any, carried over from previous fiscal quarter, and vi) brokerage commissions accrued for open positions as of the end of the fiscal quarter. If the sum of i) through vi) for any fiscal quarter is negative, such amount shall be the cumulative net realized loss for the next fiscal quarter. In the event of a withdrawal from the Account Equity by the Client at a time when there is a cumulative net realized loss, the amount thereof shall be reduced by an amount determined by multiplying the cumulative net realized loss by a fraction, the numerator of which shall be the withdrawal and the denominator shall be the Account Equity prior to giving affect to the withdrawal.

When due, the Advisor will submit an invoice to the Client’s Clearing Broker for the amount of management and performance fees owed, if any. The Client agrees that, upon receipt of the invoice, the Clearing Broker may pay the Advisor the fee by deducting such amount from the account pursuant to the Client’s written authorization to the Clearing Broker to make such payments. In the event that funds on deposit in the account are not sufficient to make payment of any fee, the Client agrees to make prompt payment of any deficit directly to the Advisor upon written notice thereof. The Client shall execute such forms as are necessary to authorize the Clearing Broker to pay the fees from the account upon receipt of the invoice and guarantees payment to the Advisor if the Clearing Broker does not complete payment. Neither management nor performance fees, if any, paid to the Advisor will be rebated by virtue of subsequent losses.

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* Confidential material redacted and filed separately with the Commission.

Exhibit 10.1

13)
The Client recognizes that the Advisor will transmit orders to the Clearing Broker or Executing Broker but will not directly execute such orders. The Advisor’s responsibilities with respect to any of the Client’s transactions shall be fulfilled at the time that complete order has been transmitted to the Clearing Broker or Executing Broker. The Advisor shall not be responsible for any acts, omissions or errors of the Clearing Broker or Executing Broker in executing such orders or for errors in transmission of such orders or for losses arising from counterparty, clearing house, or brokerage firm failure. The Client authorizes the Clearing Broker to forward copies to the Advisor of any confirmations, statements or reports sent by the Clearing Broker to the Client. The Client understands that the Clearing Broker, rather than Advisor, will have full custody of the Client’s funds and futures and foreign exchange market positions.

14)
The Client agrees that the Advisor’s trading and portfolio management methods and trading positions are valuable proprietary assets of the Advisor and only for the benefit of this account. Such proprietary information may not be disclosed to any other party under any circumstances without the prior written consent of the Advisor.

15)	The Advisor’s services are not rendered exclusively for the Client, and the Advisor shall be free to render similar services to others.

16)	The Client agrees to inform the Advisor immediately if the Client is dissatisfied with the Advisor’s decisions or actions, or if the Client is dissatisfied with the Broker’s handling of the account.

17)
All notices to either party shall be in writing to such party at the address appearing in this Agreement. Either party may designate any other address to which notices to such party shall be sent. Such notices shall be effective at the time of receipt.

18)
This Agreement may not be assigned by the Client or the Advisor and shall be binding upon the parties hereto, their heirs, respective legal representatives, successors and assigns. This Agreement and its enforcement shall be governed by the laws of the State of California, and the Client agrees that the State of California shall have jurisdiction with respect to disputes concerning the account and that the Client shall not bring suit in any jurisdiction other than California and in turn that the Client shall be subject to personal jurisdiction in California in the event of action by the Advisor.

19)	In the event that any provisions of this Agreement are invalid for any reason whatsoever, all other conditions and provisions of this Agreement shall, nevertheless, remain in full force and effect.

20)	This Agreement constitutes the entire agreement between the parties, and no modifications or amendments of this Agreement shall be binding unless in writing and signed by the participants hereto.

21)
The parties agree that any dispute between them relating to the subject matter of this Agreement, other than a dispute involving “claim or grievance” (as defined under the optional arbitration provision set forth below), or counterclaim arising out of a claim or grievance, shall be settled and determined by arbitration before the National Futures Association (“NFA”), or, if the NFA declines to arbitrate the dispute, before the American Arbitration Association or such other forum agreed upon between the parties whose rules provide for “fair and equitable procedure” (as defined in Commodity Futures Trading Commission Rule 180.2). If a “claim or grievance,” or counterclaim with respect thereto, is to be arbitrated hereunder, the OPTIONAL Arbitration of Claims and Grievances Agreement set forth on the accompanying page should be signed; otherwise “claims and grievances,” and counterclaims with respect thereto, will be subject to adjudication to other forums.

Exhibit 10.1

22)
The Client hereby acknowledges the receipt of a copy of the Welton Global Directional Portfolio Account Document dated April 30, 2008, describing the investment program pursuant to which the account will be directed and the past-performance of such program and further acknowledges the understanding of the contents of the document.

23)
The Client represents that it is a “Qualified Eligible Person” as defined under Rule 4.7 of the regulations promulgated under the Commodity Exchange Act and hereby consents to the account being treated as “exempt.”

24)
The Advisor obtains nonpublic personal information about clients from their account opening documentation. None of such information is disclosed except as necessary in the course of administering the account – and then only subject to customary undertakings of confidentiality. Access to such information is restricted to the fullest extent permitted by law. The Advisor’s “Privacy Policy” is reasonably designed to: (i) ensure the security and confidentiality of the Client’s records and information; (ii) protect against any anticipated threats or hazards to the security or integrity of the Client’s records and information; and (iii) protect against unauthorized access to or use of the Client’s records or information that could result in substantial harm or inconvenience to the Client.

25)
The Client authorizes the Clearing Broker named above to deduct from the undersigned’s futures trading account and pay directly to the Advisor such management and performance fees that shall become due and owing to the Advisor under the terms of this Agreement. The Advisor shall be solely responsible for determining the amount of such fees, and such fees shall be paid upon receipt of the Advisor invoice. This fee payment authorization shall remain in effect until terminated in writing by the undersigned.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written on the first page of this Agreement.

Welton Investment Corporation		Client(s):	ADF Trading Company I, LLC
Eastwood Building
San Carlos between 5th and 6th		Address:	c/o Aspen Diversified Fund LLC
P.O. Box 6147			1230 Peachtree Street, N.E.
Carmel, California 93921-6147			Suite 1750
Atlanta, GA 30309

/s/ David S. Nowlin	11/26/08		/s/ Jeremy L. Standrod	11/26/08
Principal	Date		Signature	Date

Chief Compliance Officer			Managing Partner,
Aspen Partners, Ltd.,
Managing Member of the Aspen Diversified Fund LLC

Exhibit 10.1